EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 2-56066, 2-85158, 33-15439, 33-35667, 333-03611, 333-18057, 333-75924, 333-75922, and 333-75920), Forms S-3 (Nos. 333-90468 and 333-110094), and Form S-3/A (No. 333-110094) of Bausch & Lomb Incorporated of our report dated January 26, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Rochester, NY
March 8, 2004